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                                                                 Exhibit 10.1(b)

INFORMATION DENOTED BY [*] HEREIN HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THIS INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                           GENERAL MOTORS CORPORATION

                     AMENDMENT TO THE TRANSACTION AGREEMENT

THIS AMENDMENT TO THE TRANSACTION AGREEMENT ("Amendment") is made effective as of October 1, 1999 ("Amendment Effective Date") between General Motors Corporation and FreeMarkets, Inc., f/k/a FreeMarkets OnLine, Inc. General Motors Corporation and FreeMarkets, Inc. have entered into a Transaction Agreement effective as of June 8, 1998 ("Transaction Agreement") under which FreeMarkets, Inc. (the "Supplier") has provided General Motors Corporation and certain of its subsidiaries ("Customer" as defined in the Transaction Agreement) with access to a global online bidding system and associated business services. Customer and Supplier have agreed to amend the Transaction Agreement as follows:


1. EXTENSION OF TERM. The term under Section 8.1 of the Transaction Agreement shall continue until September 30, 2001 without giving effect to automatic renewals contained therein.

2. NO THIRTY (30) DAY TERMINATION. As of the Amendment Effective Date, Section
8.2 of the Transaction Agreement is amended by adding after the term "Section 19.1(E)" the following parenthetical: "(upon ninety (90) days prior written notice to Supplier)."

3. NO SUPPLIER SERVICE LIMITATIONS. As of the Amendment Effective Date, Section 15 of the Transaction Agreement is deleted in its entirety and Supplier shall have the right to perform services for any other entity.

4. FEE REDUCTIONS. As of the Amendment Effective Date, the System Access License Fee set forth in Exhibit D of the Transaction Agreement is reduced from [*] per year to [*] per year. As of October 1, 2000, such System Access Fee shall be reduced from [*] per year to $1,037,000 per year. As of April 1, 2000, Supplier shall waive the following [*].

5. DELPHI. As of January 1, 2000, Delphi Automotive Systems ("Delphi") shall not be included within the definition of "Customer" under the Transaction Agreement. Nothing in this Amendment shall prevent Supplier from providing services to Delphi under an agreement entered into between Supplier and Delphi.

6. WEB ACTIVITIES. Supplier agrees that no later than March 31, 2000 (i) the global online bidding system provided by Supplier to Customer shall be an Internet-based platform; and [*].

7. GENERAL. Except as modified by this Amendment, the definitions, terms and conditions of the Transaction Agreement, including the terms specifically incorporated therein of the Framework Agreement, Software License Agreement and Consulting Agreement, shall continue in full force and effect. The parties agree that any inconsistency, ambiguity or conflict between this Amendment and the Transaction Agreement shall be resolved in favor of this Amendment and that, except as set forth in this Amendment and the Transaction Agreement, no other purchase order, understanding or other agreement shall apply to any goods or services provided hereunder.




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IN WITNESS WHEREOF, this Amendment to the Transaction Agreement has been executed by the parties as of the Amendment Effective Date first written above.

SUPPLIER                                    CUSTOMER

By:      /s/ GLEN T. MEAKEM                 By:      /s/ JAMES B. SCOTTI
        --------------------                        ---------------------
(Print)    Glen T. Meakem                   (Print)    James B. Scotti
Title:    Chairman and CEO                  Title:    Commodity Manager
                                                     Worldwide Purchasing